Exhibit 10.24

RESTRICTED STOCK AWARD AGREEMENT

PLAINSCAPITAL CORPORATION

This Restricted Stock Award Agreement (hereinafter called the “Agreement”) is made this 18th day of December, 2008, between PlainsCapital Corporation, a Texas corporation (hereinafter called the “Company”), and Hill A. Feinberg, an individual who as of the Closing Date (defined herein) will become an employee of the Company or one or more of its subsidiaries (hereinafter called the “Employee”) subject to and upon the consummation of the Merger (defined herein).

Whereas, the Company desires to provide an incentive to the Employee to assist the Company in achieving continued success by granting to the Employee an award of restricted stock in shares of its common stock, par value $10 per share (hereinafter called the “Common Stock”), as hereinafter provided.

Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Terms of Award. The number of shares of Common Stock awarded under this Agreement is 12,000 shares (the “Awarded Shares”). The “Date of Grant” shall be the “Closing Date,” as defined in that certain Agreement and Plan of Merger, dated as of November 7, 2008, by and among the Company, PlainsCapital Bank, a Texas banking association (the “Bank”), First Southwest Holdings, Inc., a Delaware corporation (“FSH”), and Hill A. Feinberg, as Stockholders’ Representative, pursuant to which, among other things, FSH will merge into a merger subsidiary to be formed as a wholly-owned direct subsidiary of the Bank (the “Merger”). This Award shall not become effective until the Closing Date, and in the event that the Merger is not consummated by March 31, 2009, this Agreement shall be null and void. No certificates relating to the Awarded Shares shall be issued in the name of the Employee until the Date of Grant.

2. Definitions.

(a) “Change in Control” means one or more of the following events has occurred:

(i) The Company is merged or consolidated or reorganized into or with another corporation or other “person” (as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other “person” (as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), with the exception that it will not be deemed to be a Change in Control if the Company sells assets to an entity that, immediately prior to such sale, held 51% of the combined voting power of the then-outstanding voting securities in common with the Company;

(iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company’s shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

(iv) Following the effective date of this Agreement, any “person” or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Initial Public Listing” means the date the Common Stock of the Company is first listed and traded on an exchange registered under section 6 of the Securities Exchange Act of 1934.

(d) “Termination of Employment” means the date the Employee ceases to be an employee of the Company for any reason.

3. Vesting. Except as specifically provided in this Agreement, the Awarded Shares shall vest in equal annual installments over a seven year period, beginning with the first anniversary of the Date of Grant (each anniversary, a “Vesting Date”); provided, that, (i) such Awarded Shares subject to vesting on a given Vesting Date (other than the Vesting Date on the seventh anniversary of the Date of Grant) shall, if necessary, be rounded down to the nearest whole number to avoid the issuance of any fractional shares; (ii) such Awarded Shares that remain unvested as of the seventh anniversary of the Date of Grant shall be vested in full despite resulting in an unequal number of shares vesting on such Vesting Date; and (iii) the Employee must be employed by the Company on each such Vesting Date.

Notwithstanding the foregoing, the vesting of all Awarded Shares shall automatically accelerate in full upon the occurrence of an Initial Public Listing or Change in Control.

4. Forfeiture and Disgorgement. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the earlier of:

(a) the date of the Employee’s Termination of Employment; or

(b) the date the Board of Directors of the Company, in its sole discretion, determines that the Employee has violated any of the restrictive covenants contained in Sections 13, 14, or 15 of the Employee’s employment agreement with the Company.

Upon forfeiture, all of the Employee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company. Notwithstanding the foregoing, in the event of Section 4(b) above, in addition to the forfeiture of any unvested Awarded Shares,

(x) the Employee shall immediately tender to the Company all Awarded Shares that vested within the 180-day period preceding the date of such event that are still owned on the date of such event; and

(y) the Employee shall immediately pay to the Company any gain that the Employee realized on the sale of any vested Awarded Shares that were sold by the Participant within the 180-day period preceding the date of such event or the one-year period following the date of such event.

5. Restrictions on Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 and which are subject to forfeiture in accordance with Section 4 shall be subject to the terms, conditions, provisions, and limitations of this Section 5.

(a) Subject to the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Employee shall not be permitted to sell, transfer, pledge or assign shares any of the Awarded Shares.

(b) Except as provided in paragraph (a) above, the Employee shall have, with respect to his or her Awarded Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.

6. Legend. The following legend shall be placed on all certificates representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Restricted Stock Award Agreement by and between PlainsCapital Corporation and the Employee, dated December 18, 2008, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under this Agreement if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Employee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates. Certificates for Awarded Shares free of restriction under this Agreement shall be held by the Company at all times, provided, however, that such certificates may be delivered to the Employee after, and only after, the Restriction Period has expired and such shares are no longer subject to forfeiture pursuant to Section 4 if the Employee has made a written request for delivery of certificated shares. In connection with the issuance of a certificate for Restricted Stock, the Employee shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Section 7 and consequently agree that this Section 7 shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Section 7.

8. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Company shall adjust the number of Awarded Shares so that the fair value of the Awarded Shares immediately after the transaction or event is equal to the fair value of the Awarded Shares immediately prior to the transaction or event. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

9. Voting. The Employee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement or a proxy is granted pursuant to Section 10 below; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10. Proxies. The Employee may not grant a proxy to any person, other than a revocable proxy not to exceed 30 days in duration granted to another shareholder for the sole purpose of voting for directors of the Company.

11. Investment Representations. Notwithstanding anything herein to the contrary, the Employee hereby represents and warrants to the Company, that:

(a) The Awarded Shares are acquired for investment purposes only for his or her own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

(b) The Employee, alone or together with his or her representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that he or she is capable of evaluating the merits and economic risks of acquiring and holding the Awarded Shares;

(c) The Employee has had access to all of the information with respect to the Awarded Shares that he or she deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Awarded Shares;

(d) The decision of the Employee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Employee;

(e) The Employee is aware that he or she must bear the economic risk of his or her investment in the Company for an indefinite period of time because the Awarded Shares have not been registered under the Securities Act and are being issued to the Employee in reliance upon the exemption from such registration provided by Rule 701 or Section 4(2) of the Securities Act or under the securities laws of various states, and therefore, cannot be sold or transferred unless the Awarded Shares are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available;

(f) The Employee understands that Rule 144 promulgated pursuant to the Securities Act which exempts certain resales of restricted securities is not presently available to exempt the resale of the Awarded Shares from the registration requirements of the Securities Act;

(g) The Employee is aware that only the Company can take action to register the Awarded Shares and the Company is under no such obligation and does not propose to attempt to do so;

(h) The Employee is aware that the Shareholders’ Agreement and applicable securities laws provide restrictions on the ability of shareholders to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber their Awarded Shares and places certain other restrictions on the Employee; and

(i) The Employee is an Accredited Investor, as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13. Employee’s Representations. Notwithstanding any of the provisions hereof, the Employee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Employee hereunder, if the issuance of such shares shall constitute a violation by the Employee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Employee are subject to all applicable laws, rules, and regulations.

14. Employee’s Acknowledgments. The Employee hereby accepts this Award subject to all the terms and provisions of this Agreement. The Employee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Employee the right to continue in the employ or to provide services to the Company, or interfere with or restrict in any way the right of the Company to discharge the Employee as an employee at any time.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction, with respect to any and all claims under the Agreement, to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 5 hereof.

21. Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

22. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

24. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

25. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Employee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(a) Notice to the Company shall be addressed and delivered as follows:

PlainsCapital Corporation

2911 Turtle Creek Blvd., Suite 700

Dallas, TX 75219

Attn: General Counsel

Facsimile: (214) 252-4192

(b) Notice to the Employee shall be addressed and delivered as set forth on the signature page.

27. Tax Requirements. The Employee is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Employee agrees that if the Employee makes such an election, the Employee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any subsidiary (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with the Awarded Shares. The Company may, in its sole discretion, also require the Employee receiving shares of Common Stock to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Employee’s income arising with respect to the Awarded Shares. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company; or (ii) by any other means approved by the Company in its sole discretion. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Employee.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

PLAINSCAPITAL CORPORATION

By:	/s/ Alan B. White
Name:	Alan B. White
Title:	Chairman and CEO

EMPLOYEE:

/s/ Hill A. Feinberg
Signature

Name:	Hill A. Feinberg
Address:	3131 Maple Avenue, Apartment 14E
Dallas, TX 75201-1329